EXHIBIT-23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1998 included in Poore Brothers, Inc. Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Phoenix, Arizona
July 2, 1998
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